UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2009

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On August 20, 2009, Michael J. Lafitte was appointed as President of the Company’s Americas business, effective immediately. He replaces Calvin W. Frese, Jr., who became the Company’s Global Chief Operating Officer in January 2009 and remained as President, Americas until a successor was appointed. Mr. Lafitte has served as President of the Institutional & Corporate Services business since the Company’s December 2006 acquisition of Trammell Crow Company. Prior to that he served as President, Global Services of Trammell Crow Company from June 2003 until December 2006, and before that was Trammell Crow Company’s Chief Operating Officer, Global Services beginning in September 2002. Mr. Lafitte holds a B.A. from the University of Texas and an M.B.A. from Southern Methodist University.

A copy of the Company’s press release announcing Mr. Lafitte’s appointment as President, Americas is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release issued by the Company on August 20, 2009 announcing the appointment of Michael J. Lafitte as President of the Americas Business.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS GROUP, INC.

Date: August 20, 2009	By:	/s/ ROBERT E. SULENTIC
Robert E. Sulentic Chief Financial Officer and Group President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company on August 20, 2009 announcing the appointment of Michael J. Lafitte as President of the Americas Business.